As filed with the Securities and Exchange Commission on February 18, 2011
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUEFLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3612110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

42 West 39th Street, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Bluefly, Inc.
2005 Stock Incentive Plan
 (Full title of plan)

Melissa Payner-Gregor
Chief Executive Officer
Bluefly, Inc.
42 West 39th Street
New York, NY 10018
(Name and address of agent for service)

(212) 944-8000
(Telephone number, including area code, of agent for service)

COPIES TO:

Richard Goldberg, ESQ. Dechert LLP 1095 Avenue of the Americas New York, NY 10036-6797 (212) 698-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed maximum
	Amount to be		maximum price per		aggregate offering		Amount of registration
Title of securities to be registered	registered(1)(2)		share		price		fee

Common Stock, $0.01 par value	1,904,348 shares	(3)	$2.40	(5)	$4,570,435	(5)	$531

Common Stock, $0.01 par value	1,182,044 shares	(4)	$3.15	(6)	$3,723,439	(6)	$432

Total:	3,086,392 shares				$8,293,774		$963

(1)	Consists of additional shares of common stock (the “Common Stock”) of Bluefly, Inc. (the “Company”) issuable pursuant to the Bluefly, Inc. 2005 Stock Incentive Plan as amended to date (the “Plan”).

(2)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)	Represents shares that are subject to options that have been granted prior to the date hereof pursuant to the Plan.

(4)	Represents shares currently available for issuance but not yet subject to awards under the Plan.

(5)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price (rounded to the nearest dollar) of the options outstanding under the Plan.

(6)
Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price for shares of Common Stock of the Registrant on the Nasdaq Capital Market on February 15, 2011 ($3.15).

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EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of increasing the number of shares of Common Stock for which a Registration Statement of the Registrant on Form S-8 relating to the Plan is effective.  The contents of the Registrant’s Form S-8 Registration Statement related to the Plan filed with the Securities and Exchange Commission on May 3, 2005 (File No. 333-124567), as amended by the Post Effective Amendment No. 1 to such Registration Statement filed with the Securities and Exchange Commission on June 13, 2007, are hereby incorporated by reference.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits and Financial Statement Schedules

Exhibit No.	Description

4.1
Bluefly, Inc. Amended and Restated 2005 Stock Incentive Plan (incorporated by reference to Schedule E to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 16, 2007).

5.1	Opinion of Dechert LLP.

23.1	Consent of WeiserMazars LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Dechert LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on signature page of the Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 18, 2011.

BLUEFLY, INC.

By	/s/ Melissa Payner-Gregor
Melissa Payner-Gregor
Chief Executive Officer
(principal executive officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melissa Payner-Gregor and Kara Jenny, and each of them individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Wassong
David Wassong	Interim Chairman of the Board	February 18, 2011

/s/ Melissa Payner Gregor
Melissa Payner-Gregor	Chief Executive Officer (Principal Executive Officer) Director	February 18, 2011

/s/ Kara B. Jenny
Kara B. Jenny	Chief Financial Officer (Principal Accounting Officer)	February 18, 2011

/s/ Mario Ciampi
Mario Ciampi	Director	February 18, 2011

/s/ Michael Helfand
Michael Helfand	Director	February 18, 2011

/s/ David Janke
David Janke	Director	February 18, 2011

/s/ Habib Kairouz
Habib Kairouz	Director	February 18, 2011

/s/ Martin Miller
Martin Miller	Director	February 18, 2011

/s/ Anthony Plesner
Anthony Plesner	Director	February 18, 2011

/s/ Denise Seegal
Denise Seegal	Director	February 18, 2011